Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$106,701
Unrealized Gain (Loss) on Market Value of Futures	591,380
Dividend Income	50
Interest Income	203
Total Income (Loss)	$698,334

Expenses
Professional Fees	$16,120
General Partner Management Fees	5,569
Brokerage Commissions	777
Prepaid Insurance Expense	171
NYMEX License Fee	139
Non-interested Directors' Fees and Expenses	127
Total Expenses	22,903
Expense Waiver	(16,708)
Net Expenses	$6,195
Net Income (Loss)	$692,139

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/14	$10,661,620
Net Income (Loss)	692,139

Net Asset Value End of Month	$11,353,759
Net Asset Value Per Share (350,000 Shares)	$32.44

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612